Exhibit 99.2

INVESTOR PRESENTATION FEBRUARY 2020 v FEBRUARY 2020 Investor Presentation

INVESTOR PRESENTATION FEBRUARY 2020 Disclaimers 2 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non - GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted EBITDA margin for the three - month periods ended December 31 , 2019 and 2018 ; EBITDA, adjusted EBITDA and adjusted EBITDA excluding truckload for the twelve - month periods ended December 31 , 2019 , 2018 , 2017 , 2016 and 2015 ; free cash flow for the three - month periods ended December 31 , 2019 and 2018 , and the twelve - month periods ended December 31 , 2019 , 2018 , 2017 , 2016 and 2015 ; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) (“adjusted EPS”) for the three - and twelve - month periods ended December 31 , 2019 and 2018 ; adjusted operating income and adjusted operating ratio for our North American less - than - truckload business for the three - and twelve - month periods ended December 31 , 2019 and 2018 ; and organic revenue and organic revenue growth for the three - and twelve - month periods ended December 31 , 2019 and 2018 , on a consolidated basis . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction, integration and rebranding costs, restructuring costs, litigation costs for independent contractor matters and the gain on sale of an equity investment . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition and include transaction costs, acquisition and integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Rebranding adjustments primarily relate to the rebranding of the XPO Logistics name on our truck fleet and buildings . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Litigation costs refer to settlement and related costs associated with independent contractor claims in our last mile business . The gain on sale of an equity investment relates to the sale of a non - strategic equity ownership interest in a private company . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as adjusted net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash provided by operating activities defined as net cash provided by operating activities plus cash collected on deferred purchase price receivables . We believe that EBITDA, adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities . We believe that adjusted operating ratio for our North American less - than - truckload business improves the comparability of our operating results from period to period by ( i ) removing the impact of certain restructuring costs and amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables . We believe that organic revenue is an important measure because it excludes the impact of the following items : foreign currency exchange rate fluctuations, fuel surcharges and revenue associated with our direct postal injection service in last mile . With respect to our 2020 financial target for adjusted EBITDA, free cash flow and organic revenue growth, as well as our 2021 target for EBITDA in our North American less - than - truckload business, each of which is a non - GAAP measure, a reconciliation of the non - GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described below that we exclude from the non - GAAP target measure . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP that would be required to produce such a reconciliation . FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our 2020 financial targets for our organic revenue growth, adjusted EBITDA, free cash flow, net capital expenditures, depreciation and amortization, effective tax rate, cash taxes, cash interest expense and the free cash flow benefit from our trade receivables programs, as well as our 2021 target for EBITDA in our North American less - than - truckload business and our potential profit growth opportunity by 2022 . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : economic conditions generally ; competition and pricing pressures ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands ; risks and uncertainties as to the timing, benefits and costs of our exploration of strategic alternatives, including whether any transactions will be completed ; the impact of any sale or spin - off of one or more business units on our remaining businesses ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our substantial indebtedness ; our ability to raise debt and equity capital ; our ability to implement our cost and revenue initiatives ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; fluctuations in currency exchange rates ; fluctuations in fixed and floating interest rates ; fuel price and fuel surcharge changes ; issues related to our intellectual property rights ; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes ; and governmental or political actions, including the United Kingdom's exit from the European Union . All forward - looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

INVESTOR PRESENTATION FEBRUARY 2020 3 Exploration of strategic alternatives On January 15, 2020, XPO Logistics announced that its board of directors authorized a review of strategic alternatives, including the possible sale or spin - off of one or more of our business units. There can be no assurance of any specific outcome. The company has not set a timetable for completion of the review process and has not determined which, if any, business units would be sold or spun off. However, the company does not intend to sell or spin off its North American less - than - truckload unit. This document does not take into consideration any effects from the strategic review process or a possible sale or spin - off of any of the company’s business units. Press release

INVESTOR PRESENTATION FEBRUARY 2020 Table of contents 4 1 2 3 4 5 Investor highlights Company overview Business overview Financial highlights and key metrics Supplemental materials North American contract logistics European contract logistics North American less - than - truckload North American transportation European transportation

XPOLogistics

Investor highlights: Key factors driving growth and returns

1	Leading positions in the fastest growing sectors of transportation and logistics	▪ Top three industry positions across all major business units ▪ Over 60% of XPO's revenues are in industry sectors that are growing at multiples of GDP
2	Cost and revenue initiatives represent large pool of potential profit drivers	▪ ~$700 million to $1 billion pool of profit growth opportunity largely independent of the macro ▪ XPO-specific levers include labor productivity, process improvements, contract logistics automation, pricing optimization, digital transportation platform and European margin expansion
3	Strong, multimodal presence in high-growth e-commerce and omnichannel	▪ Largest e-fulfillment 3PL in Europe, leading provider of reverse logistics and largest last mile provider for heavy goods in North America ▪ Combination of scale, expertise and proprietary technology drives high consumer satisfaction levels
4	Share growth complements opportunities for further consolidation of fragmented markets	▪ Less than 2% share across key global markets ▪ Differentiated ability to provide complex logistics solutions on a global scale
5	Fast pace of technological innovation drives competitive advantage	▪ Proprietary technology optimizes talent and assets ▪ Data-driven technology initiatives, including warehouse automation and digital freight marketplace
6	Substantial advantages of scale	▪ Platform propels operating leverage, purchasing power, cross-selling and capacity to innovate ▪ Compelling ability to provide consistent, multinational solutions to global customers
7	Significant cash flow generation	▪ 69% of revenue is asset-light, 77% of cost basis is variable ▪ Generated cash flow from operations of $791 million and free cash flow of $628 million in 2019
8	Ability to outperform the macro in all parts of the cycle	▪ Deep expertise in diverse verticals with different economic cycles ▪ High mix of contracted business adds resilience in economic downturns
9	Expectation of free cash flow acceleration in an economic downturn	▪ Ability to modulate capex with cyclical fluctuations; low maintenance capex ▪ Working capital becomes source of cash in economic slowdowns
10	35 top executives and 2,500 professionals at the next level with blue-chip experience	▪ Unduplicated moat of technologists, managers, engineers, logisticians and operators ▪ Results-oriented innovators driving differentiation in every line of business

Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2020

5

XPOLogistics

Large, addressable growth opportunity in each part of the business

	LOGISTICS SEGMENT 36% OF 2019 XPO REVENUE		TRANSPORTATION SEGMENT 64% OF 2019 XPO REVENUE		
	North American Contract Logistics	**European Contract Logistics**	**North American Less-Than-Truckload**	**North American Transportation**	**European Transportation**
	▪ Highly engineered and customized solutions ▪ Partner of choice for complex needs ▪ Reverse logistics ▪ High-value-add warehousing ▪ Factory and aftermarket support ▪ XPO Direct™	▪ #1 outsourced e-fulfilment provider in Europe ▪ Omnichannel distribution ▪ Reverse logistics ▪ Pan-European multinational capabilities ▪ Broad expertise across key verticals	▪ Top three LTL provider ▪ Time-definite service ▪ Linehaul, pickup and delivery ▪ Primarily asset-based capacity ▪ National network of terminals	▪ Truck brokerage / expedite on XPO Connect™ platform ▪ Top three intermodal / drayage provider ▪ #1 in last mile for heavy goods ▪ Managed transportation ▪ Global forwarding	▪ Truck brokerage and dedicated truckload ▪ #1 LTL provider in Western Europe ▪ One of the largest road fleets in Europe ▪ Last mile ▪ Managed transportation ▪ Global forwarding
$ in billions					
2019 XPO revenue[1]	~$2.5	~$3.6	~$3.8	~$4.2	~$2.9
Industry size[4]	~$50	~$80	~$43	~$600[2]	~$460[3]

[1] Company revenue data, excluding intersegment elimination, as of FY 2019
[2] North American transportation industry size includes entire for-hire US trucking industry
[3] European transportation industry size includes entire for-hire trucking industry
[4] Includes only North American and European markets. Sources include: Armstrong and Associates, Norbridge, Inc., EVE Partners LLC, FTR Associates, SJ Consulting Group, Inc., Bureau of Economic Analysis, U.S. Department of Commerce, A.T. Kearney, Transport Intelligence, American Trucking Associations, Technavio, Bain and Company, Wall Street research and management estimates
Note: Refer to the Glossary in this document for service definitions

INVESTOR PRESENTATION FEBRUARY 2020
6

INVESTOR PRESENTATION FEBRUARY 2020 Global provider of significant capacity for customers 7 GROUND TRANSPORTATION ASSETS NON - ASSET TRANSPORTATION NETWORK FACILITY ASSETS 10,000 trucks contracted via independent owner - operators 1,000,000+ brokered trucks 494 cross - docks 764 contract logistics facilities 200 million sq. ft. warehouse space 15,500 tractors 40,000 trailers 10,000 53 - ft. intermodal containers 5,000 chassis Note: Data as of FY 2019

INVESTOR PRESENTATION FEBRUARY 2020 Key metrics 8 US 59% France 12% UK 12% Spain 5% Other 12% REVENUE BY MIX 1 Asset - Based 31% Asset - Light 69% Total Revenue 2019: $16.6 billion REVENUE BY GEOGRAPHY 1 1 Geographic and mix data as of FY 2019; key statistics as of December 31, 2019 CUSTOMERS Over 50,000 EMPLOYEES ~100,000 LOCATIONS 1,504 COUNTRIES OF OPERATION 30

XPOLogistics

Superior platform to capitalize on high growth in e-commerce

WHAT E-COMMERCE SHIPPERS DEMAND	WHAT XPO PROVIDES
Expertise developing customized e-commerce solutions	▪ Unique provider of combined, customized solutions: warehouse management, carrier management and reverse logistics for e-commerce and omnichannel companies ▪ Largest e-fulfillment 3PL in Europe, with a strong position in North America ▪ Expertise managing peak demand periods (e.g. Black Friday/Cyber Monday)
Ability to manage complex returns and aftermarket services	▪ Omnichannel and reverse logistics leader in North America ▪ 170 million returns processed annually ▪ Extensive experience with product returns, testing, refurbishment, warranty management and other value-added services
Reliable last mile logistics service with high-density network	▪ Largest North American provider of last mile logistics for heavy goods, a growing category of online purchases, with service launched in Europe ▪ Industry-leading consumer satisfaction levels powered by scale and technology ▪ Over 10 million deliveries annually; revenue ~2x the next competitor
Lean inventory management with ability to move small shipments in shorter-haul networks	▪ XPO Direct™ shared-space distribution network gives customers time-definite, fast and affordable order fulfillment ▪ Companywide, tracking more than seven billion units of inventory daily ▪ Managed transportation solutions: control tower, dedicated capacity and automated expedite
Sophisticated integration with customer technology infrastructures	▪ Customized logistics solutions, enabled by proprietary technology: predictive analytics, deployment of advanced warehouse automation and robotics ▪ Predictive analytics and BI, value-added pattern analysis and strong reporting functionality

INVESTOR PRESENTATION FEBRUARY 2020

9

XPOLogistics

~$700 million to $1 billion of potential profit growth opportunity by 2022

POOL OF COST OPPORTUNITIES

- XPO Smart™ workforce productivity:
  - Optimize $5 billion of costs related to variable labor spend
- LTL process improvements:
  - Optimize $1.3 billion of linehaul spend and $650 million of pickup-and-delivery (P&D) spend
- Contract logistics automation
- European logistics margin expansion
- Global procurement
- Further back-office optimization

POOL OF REVENUE OPPORTUNITIES

- Advanced pricing analytics and revenue management tools
- XPO Connect™ digital freight marketplace
- XPO Direct™ shared distribution network
- European cross-selling to strategic accounts

KEY INITIATIVES AS % OF TOTAL POTENTIAL



Cost initiatives 60%
Pricing benefits 20%
Revenue initiatives
New business initiatives 20%

The profit improvement opportunity range provided above is expected to apply to current operations approximately as follows: 50% benefit to global logistics, with a modest slant toward North America; 30% benefit to North American LTL; and 20% benefit to all other transportation lines, with a modest slant toward North America.

XPO carefully analyzes all opportunities on an ongoing basis to ensure that resources are focused on endeavors that potentially can return the most value.

Six of the ten profit growth initiatives are driven by technology

INVESTOR PRESENTATION FEBRUARY 2020 10

XPOLogistics

Technology blueprint focuses on innovation in four areas

Digital freight marketplace
- Automated capacity management
- Customer self-service, multimodal flexibility
- Connectivity through APIs

Automation and intelligent machines
- Robots and cobots for picking and packing
- Goods-to-person autonomous robots, advanced sortation systems
- Warehouse AGVs (automated guided vehicles),
- Augmented reality

Dynamic data science
- Artificial intelligence and machine learning
- Predictive analytics and BI
- Intelligent optimization and visualization

Visibility and customer service
- Internet of Things
- Mobility
- Real-time tracking


XPOLogistics

~$550 MILLION
investment in technology in 2019

~1,800
technology professionals, including over 100 data scientists

Singular technology platform propels efficiencies for customers and company

INVESTOR PRESENTATION FEBRUARY 2020 11

XPO Logistics

Pervasive focus on productivity and results

MAJOR AREAS OF OPTIMIZATION THROUGH AUTOMATION AND DATA SCIENCE

CONTRACT LOGISTICS

- Proprietary WMx warehouse platform manages complex operations, assimilates automation and enables customized solutions
- Cloud-based solution speeds supply chain startups and robotics integration
- Provides real-time optimization of operations through proprietary analytics and machine learning, including XPO Smart™ tools for labor productivity
- Integrates last mile with contract logistics via XPO Direct™ network, a powerful value proposition for retail, e-commerce, omnichannel and manufacturing customers

LESS-THAN-TRUCKLOAD

- Network optimization tools improve LTL linehaul, pickup and delivery, and routing
- XPO Smart™ labor productivity tools improve efficiency of dock operations
- Comprehensive data capture feeds proprietary algorithms and machine learning
- Visibility facilitates selling LTL across more verticals to diversify base
- Dashboard provides full visibility of shipment status with end-to-end tracking
- Serves customers with user-friendly online tools for booking and managing freight

LAST MILE

- XPO Connect LM platform with intelligent analytics automates route planning and other service functions
- Digital management of home deliveries is seamless for consumers
- Self-service capabilities facilitate scheduling and change management
- Immediate feedback loops capture actionable consumer input post-delivery
- Augmented reality improves satisfaction by showing how items will look in the home pre-delivery

TRUCK BROKERAGE

- Proprietary XPO Connect™ marketplace drives end-to-end efficiency in digital freight transactions
- Fully automated, self-learning, multimodal platform links shippers and carriers in real time
- Proprietary Freight Optimizer technology underlies robust capabilities
- Deployment of new pricing tool on XPO Connect™ enhances carrier procurement
- Automated carrier matching leverages machine learning

Customers trust us with 160,000 ground shipments and more than seven billion inventory units daily

INVESTOR PRESENTATION FEBRUARY 2020

12

INVESTOR PRESENTATION FEBRUARY 2020 XPO’s proprietary technology is a springboard for profit improvements 13 LABOR AND CAPACITY OPTIMIZATION Cohesive suite of proprietary technology products address the most critical supply chain disciplines, providing mode - agnostic, intelligent and adaptive solutions ▪ Fully automated and self - learning marketplace for transportation transactions ▪ Dynamic pricing optimizes margins and drives share ▪ Supports expansion of managed transportation ▪ Brokerage automation integrates Freight Optimizer and Drive XPO TM carrier app ▪ Intermodal automation integrates Rail Optimizer and supports drayage network ▪ Last mile automation integrates XPO Connect LM and Ship XPO TM ▪ Proprietary technology suite manages all distribution processes and warehouse operations ▪ Provides in - house control of intelligent automation, including robotics and goods - to - person systems ▪ Facilitates engineering of customized solutions in partnership with world - class suppliers ▪ Speeds startup of customer projects ▪ Supports management decision - making with data - driven insights ▪ Intelligent, predictive optimization in warehouse and LTL dock operations ▪ Powerful tools for labor planning and analytics, slotting, order analytics, forecasting and inventory control ▪ Enhances decision - making with real - time analytics and meaningful BI ▪ Drives process improvements through machine learning PRODUCTIVITY THROUGH DIGITALIZATION WMx DATA - DRIVEN WAREHOUSE MANAGEMENT

INVESTOR PRESENTATION FEBRUARY 2020 XPO Connect™ is at the forefront of transportation automation 14 Expands revenue and margins ▪ Accelerates transactions by automating load - tendering, pricing, bidding, buying and tracking ▪ Unlocks cross - selling opportunities across modes ▪ Penetrates tier - two and tier - three customer bases ▪ Increases engagement with customers and carriers ▪ Leverages almost a decade of industry data Improves capacity management ▪ Provides deep visibility into available capacity for customers and income opportunities for carriers ▪ Enhances access through self - service dashboard tools, preferences and BI analytics ▪ Reduces empty miles (smart - matching, roundtrips) Heightens internal efficiency ▪ Reduces need for redundant systems ▪ Establishes architecture for continuous innovation ▪ Single digital freight marketplace with multimodal offerings and one access point for customers ▪ More than 40,000 registered carriers; over 1,000 registered customers (2,000 individual users) ▪ Optimizes freight - matching by sourcing the best carriers for each load profile ▪ Aggregates capacity through cross - pollination between modes ▪ Propels digitalization through web and mobile interfaces ▪ Technology is easy to integrate with other transportation management systems VALUE CREATION OF XPO CONNECT TM THE XPO CONNECT TM PLATFORM Achieved 40% increase in brokerage loads per head over past two years

INVESTOR PRESENTATION FEBRUARY 2020 15 BENEFITS ▪ Interactive software manages warehousing and distribution processes in unison ▪ Proprietary XPO analytics show the future impact of contemplated management decisions ▪ Business intelligence drives productivity and operational effectiveness ▪ Rapid and real - time information ▪ Overview screen displays in 60 - 90 seconds, showing of - the - moment productivity ▪ Granular - level detail in two to three clicks CAPABILITIES ▪ Labor management and planning ▪ Attendance tracking ▪ Production management, inbound and outbound ▪ Productivity tracking ▪ SKU velocity ▪ Employee engagement ▪ Controlled by centralized planning team ▪ Online access from anywhere in the world via Office365 login XPO Smart ™ is driving productivity through machine learning XPO Smart™ is currently implemented in over 100 logistics warehouses and entire LTL network in North America, with roll - outs underway

INVESTOR PRESENTATION FEBRUARY 2020 16 WMx and integrated technology suite harmonize all logistics services ▪ Enables sophisticated deployment of advanced automation ▪ Facilitates collaboration with world - class manufacturers to engineer customized solutions ▪ Provides in - house control of intelligent solutions, including robotics and goods - to - person systems ▪ Speeds startup of customer projects ▪ Supports management decision - making with data - driven insights Warehouse managemen t ▪ Manages all distribution processes within warehouse walls WMx Order management ▪ Centralizes customer order data, enables real - time visibility OMx Connection management ▪ Integrates customer systems with XPO product suite CMx Warehouse controls ▪ Provides control of automation and robotics fully integrated with warehouse management software WCx Business analytics ▪ XPO algorithms generate reports, insights and forecasts BAx

INVESTOR PRESENTATION FEBRUARY 2020 Highly skilled management team 17 Bradley Jacobs Chief Executive Officer United Rentals, United Waste Lou Amo President, Brokerage and Expedite Electrolux, Odyssey Logistics Josephine Berisha Senior Vice President, Global Compensation and Benefits Morgan Stanley Tony Brooks President, Less - Than - Truckload – North America Sysco, PepsiCo, Roadway Erik Caldwell Chief Operating Officer, Supply Chain – Americas and Asia Pacific Hudson's Bay, Luxottica Richard Cawston Managing Director, Supply Chain – Europe Asda, Norbert Dentressangle Ashfaque Chowdhury President, Supply Chain – Americas and Asia Pacific New Breed Troy Cooper President United Rentals, United Waste Matthew Fassler Chief Strategy Officer Goldman Sachs Sarah Glickman Acting Chief Financial Officer; Senior Vice President, Corporate Finance Novartis, Honeywell, Bristol - Myers Squibb Luis - Angel Gómez Izaguirre Managing Director, Transport – Europe Norbert Dentressangle Mario Harik Chief Information Officer Oakleaf Waste Management LEADERSHIP Note: Partial list in alphabetical order PRIOR EXPERIENCE

INVESTOR PRESENTATION FEBRUARY 2020 Highly skilled management team (cont.) 18 Tavio Headley Senior Director, Investor Relations Jefferies, American Trucking Associations Meghan Henson Chief Human Resources Officer Chubb, PepsiCo Erin Kurtz Senior Vice President, Communications Thomson Reuters, AOL Katrina Liddell Senior Vice President, Transportation Sales – North America Johnson Controls International John Mitchell Chief Information Officer, Supply Chain – Americas and Asia Pacific New Breed, Pep Boys, Lowe’s Patrick Oestreich Senior Vice President, Strategic Sales and Account Management DB Schenker Greg Ritter Chief Customer Officer Knight Transportation, C.H. Robinson Kurt Rogers Chief Legal Officer Stericycle, Vonage, Latham & Watkins Daniel Walsh President, Last Mile Brambles, CHEP Drew Wilkerson President, Transportation – North America C.H. Robinson Malcolm Wilson Chief Executive Officer, XPO Logistics Europe Norbert Dentressangle, NYK Logistics David Wyshner Chief Financial Officer (effective March 2, 2020) Wyndham Worldwide, Avis LEADERSHIP PRIOR EXPERIENCE Note: Partial list in alphabetical order

INVESTOR PRESENTATION FEBRUARY 2020 Financial highlights and key metrics

INVESTOR PRESENTATION FEBRUARY 2020 Industry - leading growth in revenue and adjusted EBITDA 20 Note: Both charts exclude the impact of the North American truckload unit divested in October 2016 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document 7,533 14,188 15,381 17,279 16,648 0 4,000 8,000 12,000 16,000 20,000 2015 2016 2017 2018 2019 474 1,168 1,367 1,562 1,668 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2015 2016 2017 2018 2019 $ in millions $ in millions ADJUSTED EBITDA REVENUE

XPOLogistics

Strong free cash flow generation

Our 2020 free cash flow guidance reflects higher cash interest and higher cash taxes, along with disciplined capital expenditures and strong working capital management



FREE CASH FLOW
$ in millions
750
625
500
375
250
125
0
-125
(98)
207
399
694
628
600 - 700
2015
2016
2017
2018¹
2019²
2020F³

1 2018 free cash flow includes an incremental benefit of approximately $200 million from trade receivables programs
2 2019 free cash flow includes an incremental benefit of approximately $110 million from trade receivables programs
3 2020 free cash flow reflects: 1) the company's adjusted EBITDA target of $1.785 billion to $1.835 billion; 2) the company's net capex target of $475 million to $525 million, including $600 million to $650 million of gross capex and $150 million to $175 million of asset sales; 3) anticipated cash interest expense of $285 million to $305 million; 4) a cash tax range of $155 million to $180 million, and 5) working capital as a use of cash, offset by an expected incremental benefit to free cash flow of $50 million to $70 million from trade receivables programs. For additional detail on the impact of our trade receivables programs on our free cash flow, please visit www.investors.xpologistics.com

Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016-18

Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2020 21

XPOLogistics

Operating flexibility across all economic environments

- Blended model of owned, contracted and brokered capacity for truck transportation
  - Non-asset portion is predominantly variable-cost and includes brokerage operations, as well as contracted capacity with independent providers
- Contracted businesses demonstrate greater resilience during an economic downturn
  - XPO's logistics relationships are characterized by long-term contractual agreements with an initial tenure of five years on average and historically strong renewal rates
  - Last mile core heavy goods business benefits from contracted revenue streams and non-asset model
- Potential volume declines in macro slowdown can be mitigated by margin expansion in brokerage and managed transportation as cost of capacity declines
- Ability to generate even stronger cash flows in economic downturns
  - Can flex capex with cyclical fluctuations; low growth and maintenance capex requirements
  - Working capital becomes source of cash
- Predecessor companies displayed strong resilience in last financial crisis
  - EBITDA minus capex as a % of revenue remained at ~5%[1] from 2007 through 2009

SIGNIFICANT LEVERS TO EXPAND FREE CASH FLOW ACROSS CYCLES

77% OF COST BASIS IS VARIABLE



Fixed costs
23%
Purchased transportation
38%
Other variable costs
39%
Total variable costs

[1] Includes financial performance of Con-way, Jacobson (excluding Jacobson forwarding business), Norbert Dentressangle (pro forma for acquisition of Christian Salvesen) and New Breed

INVESTOR PRESENTATION FEBRUARY 2020

22

INVESTOR PRESENTATION FEBRUARY 2020 Full - year 2020 financial targets 23 Notes: 2020 targets for free cash flow and cash taxes assume cash interest expense of $285 million to $305 million 2020 target for free cash flow includes an incremental benefit to free cash flow of $50 million to $70 million from trade rec eiv ables programs Refer to the “Non - GAAP Financial Measures” section on page 2 of this document ORGANIC REVENUE Organic revenue growth of 3.0% to 5.0% ADJUSTED EBITDA FREE CASH FLOW NET CAPEX DEPRECIATION AND AMORTIZATION EFFECTIVE TAX RATE Adjusted EBITDA in the range of $1.785 billion to $1.835 billion, or year - over - year growth of 7% to 10% Free cash flow in the range of $600 million to $700 million Net capital expenditures in the range of $475 million to $525 million CASH TAXES Depreciation and amortization in the range of $700 million to $750 million Effective tax rate in the range of 24% to 27% Cash taxes in the range of $155 million to $180 million The company’s full year 2020 targets do not reflect any potential impact to the company’s future financial performance from i ts exploration of strategic alternatives The company expects mid - single - digit growth in adjusted EBITDA in the first quarter of 2020

INVESTOR PRESENTATION FEBRUARY 2020 Q4 2019 results, compared with Q4 2018 24 REVENUE $4.14 billion of revenue, down 6% ORGANIC REVENUE (2.7%) organic revenue NET INCOME 1 $96 million of net income, up 14% DILUTED EPS $0.93 diluted earnings per share, up 50% ADJUSTED NET INCOME 1 ADJUSTED DILUTED EPS $1.12 adjusted diluted earnings per share, up 56% ADJUSTED EBITDA $432 million of adjusted EBITDA, up 14% CASH FLOW FROM OPERATIONS $349 million of cash flow from operations, down 38% FREE CASH FLOW $221 million of free cash flow, down 54% $115 million of adjusted net income, up 17% 1 Net income attributable to common shareholders Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2020 Full year 2019 results, compared with 2018 25 REVENUE $16.65 billion of revenue, down 4% ORGANIC REVENUE 0.1% organic revenue growth NET INCOME 1 $379 million of net income, down 3% DILUTED EPS $3.57 diluted earnings per share, up 24% ADJUSTED NET INCOME 1 ADJUSTED DILUTED EPS $4.03 adjusted diluted earnings per share, up 26% ADJUSTED EBITDA $1.67 billion of adjusted EBITDA, up 7% CASH FLOW FROM OPERATIONS $791 million of cash flow from operations, down 28% FREE CASH FLOW $628 million of free cash flow, down 10% $428 million of adjusted net income, down 1% 1 Net income attributable to common shareholders Refer to the “Non - GAAP Financial Measures” section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2020 $2.5 billion share repurchase program 26 As of December 31, 2019, XPO had approximately 92 million shares of common stock outstanding, compared with 127 million shares outstanding on September 30, 2018. From December 14, 2018 through December 31, 2019, the company repurchased: NUMBER OF SHARES 35.2 million shares of XPO common stock PRICE PER SHARE $53.42 average price per share TOTAL COST $1.9 billion approximate total cost of repurchases Share repurchase activity was accretive to adjusted EPS by $0.37 in 2019 XPO is not obligated to repurchase any specific number of shares and can suspend or discontinue the program at any time

INVESTOR PRESENTATION FEBRUARY 2020 Business overview: North American contract logistics

INVESTOR PRESENTATION FEBRUARY 2020 #2 logistics provider in North America, with operations in Asia and Latin America 28 Partner of choice for large customers as a full - service provider of highly engineered, custom solutions ▪ Steady gains in market share over the last three years ▪ Consultative services add value and create long - term stickiness ▪ Best - in - class ability to manage tight labor markets as an employer of choice ▪ Top five industrial tenant, with significant real estate expertise ▪ Expansive footprint and scale are competitive advantages Proprietary technology excels at visibility, speed, accuracy, agility, automation and control ▪ XPO Smart TM tools are improving productivity across North American logistics network ▪ Effective cost management, labor rightsizing, reduction of loss - makers and efficient peak management are making meaningful contributions to margin ▪ Proprietary WMx warehouse platform controls advanced automation and analytics in - house ▪ Drives site - specific efficiency, accuracy, speed, agility and mobility ▪ Differentiated ability to provide a superior consumer experience XPO Direct TM utilizes existing network as a flexible, shared distribution model for manufacturers, retailers and e - tailers ▪ Shared - space storage and distribution network positions XPO to capitalize on increasing demand for flexible, dynamic fulfilment and reverse logistics ▪ Enables retailers to position and reposition inventory based on consumer demand and seasonal patterns; sites positioned to serve 99% of US population through one - to two - day ground delivery ▪ Allows companies to improve their end - customer experience without large capital investments and fixed costs Compelling range of vertical expertise capitalizes on outsourcing, omnichannel retail and e - commerce tailwinds ▪ Leading 3PL across verticals for consumer technologies, e - commerce and retail, food and beverage, aerospace and defense, consumer packaged goods and industrial and automotive 1 ▪ Diversification enhances economic resilience versus a strategy of specialization ▪ Unique ability to deliver a consistently superior end - customer experience ▪ Culture of continuous improvement leverages large knowledge bank of vertical experience Significant opportunities for continued profitable growth and strong free cash flow generation ▪ 2020 - 21 growth streams from contract renewals, new business and a $1 billion pipeline with active bids across diverse end markets ▪ Targeted sales strategy focused on share of wallet and expansion of base ▪ Significant runway for margin expansion via XPO Smart TM and other applications of AI and machine learning ▪ Growth opportunities in Asia and Latin America via penetration of North American customer relationships ▪ Highly integrated platform for bolt - on expansion 1 Based on number of customer relationships , per Armstrong & Associates

INVESTOR PRESENTATION FEBRUARY 2020 Preeminent reputation for innovation, expertise and quality of performance Industry size ~$50 billion 2019 revenue $2.5 billion Countries 14 Locations 401 (319 North America) Facility space ~ 104 million sq. ft. (North America, Asia) Employees ~22,000 Average contract length ~5 years XPO POSITION Chemicals #1 Consumer goods #1 Food and beverage #1 Industrial #1 Retail and e - commerce #1 Automotive #2 Technological #2 Healthcare #6 LEADING MARKET POSITION IN DIVERSE VERTICALS 1 KEY METRICS: NORTH AMERICAN LOGISTICS 29 Source: Company information, industry research, Armstrong & Associates and public company filings 1 Based on number of global customer relationships

INVESTOR PRESENTATION FEBRUARY 2020 30 1 Warehouse sq. ft. as of December 31, 2019 and includes both leased and customer square footage XPO’s footprint and scale are key competitive advantages North America 96 million sq.ft . of warehouse space 1 Chile Asia 8 million sq.ft . of warehouse space 1 COUNTRIES OF OPERATION WAREHOUSE SQ. FT. (millions) United States 93 Canada 1 Mexico 1 Chile <1 Peru <1 COUNTRIES OF OPERATION WAREHOUSE SQ. FT. (millions) Singapore 2 India 1 China 1 Australia <1 Hong Kong <1 Japan <1 Malaysia <1 Taiwan <1 Thailand <1

INVESTOR PRESENTATION FEBRUARY 2020 31 Sophisticated capabilities, deeply integrated with customer supply chains 31 ADVANCED AUTOMATION AND ROBOTICS INBOUND LOGISTICS AND MANUFACTURING SUPPORT REVERSE LOGISTICS AND AFTERMARKET SUPPORT WAREHOUSING ▪ Tech - enabled fulfillment continuously improved by AI, machine learning ▪ Multichannel distribution services ▪ Ongoing robot implementations in fulfillment operations ▪ Peak activity management ▪ Customer - specific quality assurance processes SUPPLY CHAIN OPTIMIZATION VALUE - ADDED SERVICES ▪ Flow optimization ▪ Space maximization ▪ Automated replenishment of materials and parts ▪ Inventory regulation through a vendor - management model ▪ A leading reverse logistics provider in North America, with the ability to implement national networks for blue - chip customers with complex supply chains ▪ Customized, analytics - driven return - to - retail, refurbishment and disposal services ▪ Aftermarket support for optimal service and stock levels ▪ Packaging ▪ Co - packing ▪ Kitting ▪ Bundling ▪ Collateral fulfillment ▪ Channel - specific boxing and labeling ▪ Retail compliance ▪ Customizations ▪ Gives customers the ability to shift between short - term and long - term needs and from fixed to variable costs with seasonal flexibility ▪ Agility supported by XPO’s technology and experienced operators ▪ Cross - functional XPO technology platform that analyzes inventory patterns ▪ Strategy formulation for speed - to - market and multichannel management ▪ Demand forecasting and planning

INVESTOR PRESENTATION FEBRUARY 2020 32 XPO Smart ™ proprietary tools drive productivity and profit improvement Forecasting Analytics Model Training Machine Learning TIME AND ATTENDANCE CLOUD APPLICATIONS IOT DATA MOBILE DEVICES AND HANDHELDS TRANSACTIONAL DATA LARGE - FORMAT DISPLAYS

INVESTOR PRESENTATION FEBRUARY 2020 33 Special software layer enables customization Warehouse managemen t Manages all distribution processes within the warehouse walls WMx Order managemen t Centralizes customer order data, enables real - time visibility OMx Connection management Integrates customer systems with XPO product suite CMx Warehouse controls Provides control of automation and robotics fully integrated with warehouse management software WCx Business analytics XPO algorithms generate reports, insights and forecasts BAx Proprietary warehouse platform enhances productivity, visibility and control

INVESTOR PRESENTATION FEBRUARY 2020 XPO Direct TM transforms B2B and B2C distribution into a scaled, flexible - cost solution 34 Positive growth trajectory throughout first 12 months following national network launch ▪ Agile “fulfillment as a service” (FaaS) model ▪ Utilizes existing XPO network to provide customers with shared warehouse capacity, inventory management, operations, technology and labor, as well as last mile logistics for heavy goods ▪ Provides flexible stockholding sites and cross - docks to be utilized by multiple customers at the same time ▪ Predictive analytics forecast future demand patterns for optimal planning of resources ▪ Solves challenges of seasonal peaks and fluid demand ▪ Enhances ability to cater to smaller customers ▪ Allows companies to improve their end - customer experience without large capital investments and fixed costs

INVESTOR PRESENTATION FEBRUARY 2020 XPO Direct TM is a game - changer for customers in today’s on - demand economy 35 Scale and proximity Speeds up store replenishment and home delivery; reaches 99% of population with one - to two - day ground Fully integrated Provides a single tracking number from supplier to consumer, through XPO’s network Shared space Allows retailers to position and reposition inventory based on consumer demand and seasonal patterns All sizes fit Parcel delivery for small items and white - glove, inside - the - home delivery for big and bulky items SPEED AND LOW COST ONE TRACKING NUMBER END - TO - END Order XPO distribution center Regional hub LTL dock Consumer’s home Parcel optimized Large goods curb - side Threshold or white glove Last mile

INVESTOR PRESENTATION FEBRUARY 2020 Business overview: European contract logistics

INVESTOR PRESENTATION FEBRUARY 2020 Leading provider of technology - enabled, customized logistics in Europe 37 #2 contract logistics provider in Europe, with the leading outsourced e - fulfillment platform ▪ Full - service positioning has led to consistent market share gains over the last three years ▪ Reaping the benefits of years of investment in technology ▪ Rigorous reverse logistics management is highly valued by retailers and e - tailers ▪ Strong track record of peak management across diverse SKUs with rapidly changing demand patterns ▪ Well - positioned in the fast - growing “click and collect” omnichannel sector Robust multinational capabilities that meet high expectations for service quality across Europe ▪ Extensive reach and integrated network give XPO and its customers important flexibility in managing production flows, growth initiatives and changes in volumes ▪ Sector - specific capabilities for inbound flows, storage, inventory management, fulfilment and returns ▪ Top five industrial tenant in Europe, with significant real estate expertise ▪ Proven ability to manage different types of front - line workforces in varying national labor environments Highly engineered, technology - driven solutions solve complex challenges ▪ Continued profit improvement through advanced automation and robotics ▪ Bespoke, technology - enabled solutions are high - margin and create stickiness with key customers ▪ Predictive analytics help manage ebbs and flows of seasonal and holiday demands ▪ Proprietary XPO Smart TM tools leverage machine learning to improve workforce productivity Existing customer base is perpetual gateway to growth opportunities ▪ Penetration of existing customer relationships and implementation of technology are gateways to growth and margin ▪ Sales strategy geared towards high - growth e - commerce opportunities and accounts with large share - of - wallet upside ▪ Large customers trust XPO to be reliable, consistent and agile Sales strategy and macro - independent margin initiatives underway ▪ Continue to execute on significant runway for margin expansion from ongoing roll - out of XPO Smart TM and other AI and machine learning, diligent cost management, labor rightsizing, reduction of loss - makers and efficient peak management ▪ Extensive reach and integrated network give XPO and its customers important flexibility in managing production flows, growth initiatives and peak volume management ▪ Roadmap of macro - independent initiatives with significant potential uplift in adjusted EBITDA ▪ Opportunity to take share in established specializations, such as food and beverage and omnichannel ▪ Robust team of experienced strategic account managers ▪ Opportunity to expand into Germany through M&A

XPOLogistics

Leading provider of technology-enabled, customized logistics in Europe

BUSINESS OVERVIEW

- Largest outsourced e-fulfilment provider in Europe
- Led by industry experts with outstanding record of change management and strategic and operating experience
- Proprietary technology manages complex warehouse operations, advanced automation, workforce productivity and fulfillment for superior speed and accuracy
- Competitive cost structure: European top five industrial real estate tenant; top procurer of temporary labor, material handling equipment and packaging
- Comprehensive R&D capabilities are a source of continual innovation opportunities
- Extensive expertise in inventory and capacity management, forecasting, industrial engineering, LEAN operations, automation, security and safety

KEY METRICS

Industry size	~$80 billion
2019 revenue	$3.6 billion
Countries	14
Locations	381
Facility space	~96 million sq. ft. (9 million sq. m.)
Employees	~34,000
Average contract length	~5 years

SERVICE OFFERINGS

- Fulfilment
- Inbound logistics
- Manufacturing support
- Supply chain optimization
- Value-added services
- Warehousing
- Aftermarket support

INVESTOR PRESENTATION FEBRUARY 2020

38

INVESTOR PRESENTATION FEBRUARY 2020 39 XPO’s logistics network footprint and scale are major competitive advantages Europe 95 million sq. ft. (8.8 million sq. m.) of warehouse space Belgium Italy Russia Czech Republic Netherlands Spain France Poland Switzerland Germany Portugal United Kingdom Ireland Romania

INVESTOR PRESENTATION FEBRUARY 2020 Integrated network with strong positioning and extensive reach across Europe 40 ▪ Flow optimization ▪ Space maximization ▪ Automated replenishment of materials and parts ▪ Inventory regulation through a vendor - management model ▪ A leading reverse logistics provider in Europe, and the UK market leader specializing in retail and grocery asset management ▪ Customized, analytics - driven return - to - retail, refurbishment and disposal services ▪ Parts distribution and other aftermarket support ▪ Expertise in sustainable waste management ▪ Packaging ▪ Co - packing ▪ Kitting ▪ Bundling ▪ Collateral fulfillment ▪ Channel - specific boxing and labeling ▪ Retail compliance ▪ Customizations ▪ Offers customers the ability to shift between short - term and long - term needs and from fixed to variable costs with seasonal flexibility ▪ Agility supported by XPO’s technology and experienced operators ▪ Capability/ experience to manage and deploy large volumes of temporary workforce to manage customer peaks of volume ▪ Cross - functional technology platform that analyzes inventory patterns ▪ Strategy formulation for speed - to - market and multichannel management ▪ Demand forecasting and planning FULFILLMENT INBOUND LOGISTICS AND MANUFACTURING SUPPORT WAREHOUSING REVERSE LOGISTICS AND AFTERMARKET SUPPORT SUPPLY CHAIN OPTIMIZATION VALUE - ADDED SERVICES ▪ Tech - enabled fulfillment continuously improved by AI and machine learning ▪ Multichannel distribution services ▪ Digital inventory management with predictive analytics ▪ Peak activity management ▪ Customer - specific quality assurance processes ▪ Rigorous courier management

XPO Logistics

Leading e-commerce and omnichannel service capabilities

COMPETITIVE ADVANTAGES

- Largest provider of outsourced e-fulfillment services in Europe
- Deep experience with deploying automation
- Flexible solutions to cover holiday peaks
- Efficient, accurate, customer-specific services enabled by automated infrastructure
- Sophisticated inventory management system optimizes lead times for customers
- Seamless reverse logistics management
- Sophisticated processes audit and repair merchandise, ensuring timely circulation back into the marketplace
- Highly valued services help retailers and e-tailers compete for consumer loyalty

KEY SERVICE CAPABILITIES

Warehousing and value-added services

- Inbound quality assessment and inventory inspections
- Order pick, pack and customization, custom services, and pre-retailing
- Critical solutions for high-volume retail customers, such as ironing and dry cleaning
- In-demand e-commerce capabilities for food products

Carrier management

- 4PL carrier management
- Carrier label production (metapack, smart consign, etc.)
- Competitive service propositions – same day, next day, and standard deliveries

Returns management

- Product return processing and disposition
- Value added services, including garment care, spot cleaning of clothing and furniture, sewing repairs, QC inspection, diagnostic testing of electrical items re-labelling and label removal and re-kitting

INVESTOR PRESENTATION FEBRUARY 2020

41

INVESTOR PRESENTATION FEBRUARY 2020 XPO is reaping the benefits of advanced automation and intelligent machines 42 ▪ Superior visibility and control of advanced automation on proprietary platform ▪ Can perform several steps of a process by tying in multiple technologies, increasing fulfillment speed and accuracy ▪ Data transmits consistently to multiple systems, eliminating data silos ▪ Tailored robotics work cooperatively with humans or as standalone solutions ▪ Cobots and goods - to - person systems overcome space and labor constraints ▪ Automation mitigates safety risks 4x productivity improvement with employees supported by goods - to - person systems 2x productivity improvement with employees who work alongside cobots AUTOMATED GUIDED VEHICLES ROBOTICS ADVANCED SORTATION SYSTEMS VISION TECHNOLOGY

INVESTOR PRESENTATION FEBRUARY 2020 Business overview: North American less - than - truckload

INVESTOR PRESENTATION FEBRUARY 2020 LTL has a clear path to at least $1 billion of EBITDA in 2021 44 Favorable long - term industry fundamentals ▪ Rational pricing dynamics ▪ Rapid growth of e - commerce driving retail shipments to LTL carriers National coverage offers advantages of scale ▪ Natural competitive advantage over regional counterparts, due to scale and visibility of volume flows ▪ Growing lane density continues to contribute to margin uplift, given operating leverage Proprietary network optimization with technology - driven path to further profit improvement ▪ Network optimization via intelligent load - building, yard management and route optimization through machine learning and AI ▪ XPO Smart TM tools driving process improvements and labor productivity to significantly reduce labor - related expenses Advanced pricing technology helps balance network for optimal mix ▪ Proprietary algorithms automate pricing for small to mid - sized accounts ▪ Elasticity models help inform pricing decisions for larger accounts ▪ Provides real - time cost visibility at shipment level Strategic focus on high - yielding freight ▪ Growing yields on both national accounts and local accounts, aided by dynamic pricing algorithms ▪ Diversified, high - yield customer base across industries, regions and types Track record of growth and margin expansion with significant upside ▪ Data science and machine learning harnessed to balance network, reduce cost and improve utilization ▪ Resilient cash flow generation across freight cycles due to disciplined yield performance, working capital management and ability to flex capex

INVESTOR PRESENTATION FEBRUARY 2020 Top three provider of less - than - truckload (LTL) in North America 45 KEY METRICS Source: SJ Consulting Group 1 Includes fuel surcharge Industry size ~$43 billion 2019 revenue $3.8 billion Employees ~20,000 Cross - dock facilities 290 Number of tractors / trailers ~8,000 / 25,000 Average length of haul 817.7 miles Average tractor fleet age 4.98 years TOP LTL PROVIDERS BY REVENUE 2018 1 $1,237 $1,654 $1,692 $2,128 $2,706 $2,787 $3,153 $3,830 $3,983 $7,352 Southeastern Freight Lines FedEx Freight Old Dominion Freight Line YRC Freight Estes Express Lines UPS Freight ABF Freight System R+L Carriers Saia LTL Freight $ in millions

INVESTOR PRESENTATION FEBRUARY 2020 XPO’s national LTL terminal coverage is a major advantage over regional providers 46

INVESTOR PRESENTATION FEBRUARY 2020 Compelling LTL value proposition appeals to diverse customer types 47 ▪ Safety and reliability – One of the largest, most modern and safest - equipped fleets in industry ▪ Capacity – 8,000 tractors, 25,000 trailers and more than 13,000 professional drivers, operating out of 290 service centers ▪ Speed – Over 75,000 next - day and two - day lanes ▪ Flexibility – All types of commodities accepted ▪ Expertise – Over 30 years of experience as an LTL carrier ▪ Business intelligence – Data - driven reporting and custom analytics ▪ Responsiveness – Experienced team committed to superior outcomes for customers ▪ Dynamic route optimization, intelligent load - building, advanced pricing algorithms and XPO Smart™ labor productivity represent a large profit improvement upside beyond significant gains already made ▪ Comprehensive services for customers with delivery needs in multiple markets ▪ Broad geographical coverage extends to every US state, including Alaska and Hawaii, and about 99% of all US postal codes ▪ Strong relationships in place for movements to and from Mexico, Puerto Rico and Canada ▪ Longer routes with better pricing dynamics ▪ Greater access to information and technology to generate insights to maintain competitiveness KEY SERVICE ATTRIBUTES COMPETITIVE ADVANTAGES

XPOLogistics

Technology prioritizes three areas of LTL network optimization

DYNAMIC ROUTE OPTIMIZATION

Intelligent routing guidance and robust real-time visibility improve customer experience, efficiency of planning and dispatch functions

- Reduces pickup and delivery miles per stop and cost per stop
- Increases pickup and delivery pounds per man-hour, stops per hour and weight per trip
- Improves service levels through route sequencing for better control of delivery times, and exception management

INTELLIGENT LOAD-BUILDING

Proprietary technology leverages machine learning and AI to automate load-building and optimize linehaul network flows

- Real-time monitoring of compliance maximizes trailer utilization
- Bypass algorithm reduces multiple stops for trucks dedicated to direct movements
- Shipment dimensioning app in beta-test enhances linehaul optimization algorithms

ADVANCED PRICING OPTIMIZATION

Proprietary algorithms automate pricing for small to mid-sized accounts to help optimize mix

- Speeds onboarding of more profitable local accounts
- Provides real-time cost visibility at the shipment level
- Balances the network, reducing cost and utilization inefficiencies, such as empty miles
- Elasticity models help inform pricing decisions

Proprietary technology becomes continually smarter at automating operations for optimal results

INVESTOR PRESENTATION FEBRUARY 2020

48

XPO Logistics

XPO Smart™ productivity tools deployed in LTL cross-docks nationally

- Averaging ~9% more motor moves per hour on LTL cross-dock, with high employee engagement through gamification
- Analytics provide deep visibility into scheduled versus active workers by role in real time
- Analyzes facility, teams and individuals
- Right-sizes shift scheduling and perm/temp labor mix, taking turnover and training time into account
- Site-specific modeling helps managers understand the future impacts of operational decisions

FULL-TIME LABOR	PART-TIME LABOR
SHORTER WORK SHIFT	LONGER WORK SHIFT
DOCK WORKERS	DRIVERS
WORK HOURS	OVERTIME

Technology rolled out to all 290 LTL service centers in North America in fourth quarter 2019

INVESTOR PRESENTATION FEBRUARY 2020

49

INVESTOR PRESENTATION FEBRUARY 2020 Business overview: North American transportation Truck brokerage / expedite Intermodal / drayage Last mile Managed transportation Global forwarding

INVESTOR PRESENTATION FEBRUARY 2020 Combination of scale, technology and service range is unique in North America 51 Multimodal solutions with critical mass and leadership positions in fast - growing sectors ▪ Only provider with leading positions and real - time visibility across so many modes ▪ Customers gain access to more transportation options, capacity and route density ▪ Significant opportunities to grow wallet share by cross - selling services within the North American transportation unit, independent of the macro XPO Connect TM digital freight marketplace provides superior shipper and carrier experiences ▪ Automates transaction flows by offering carriers easy - to - use tools for bidding and managing freight ▪ Gives shippers a single access point to track, analyze, rate and buy transportation services online Automation drives productivity and share gains, unlocks revenue and margin growth ▪ Technology provides best - in - class execution in brokerage, managed transportation, last mile and intermodal ▪ Lowers cost - to - service ▪ Advanced algorithms optimize pricing per customer XPO excels at transformative solutions for tier - one customers, with opportunity to penetrate tier - two and tier - three ▪ Large customers need multiple XPO services and value flexibility ▪ Strong management teams with mode - specific experience in each service offering under centralized leadership ▪ Well - established expertise in retail, e - commerce, manufacturing, food and beverage, automotive, agribusiness, consumer goods and other verticals Positioned to benefit from industry trends of outsourcing, e - commerce and digitization ▪ Brokerage 3PLs have gained steady share of for - hire trucking spend throughout economic cycles ▪ As the #1 provider of last mile for heavy goods in North America, XPO is first in line to benefit from increasing demand for home delivery of large goods bought online ▪ E - commerce growth also drives demand for XPO brokerage and intermodal Asset - light business with high cash conversion and strong cash flow generation ▪ Scaled business with strong operating leverage and modest capital requirements ▪ Working capital becomes source of cash in economic slowdowns

XPO Logistics

Truck brokerage is a vast opportunity to sell XPO's network capacity

BUSINESS OVERVIEW

- Competitive advantages of extensive capacity, significant freight volumes and proprietary digital marketplace
- Benefits from secular trend toward outsourcing
- Non-asset business places shippers' freight with an established network of independent brokered carriers on a contractual or spot basis:
  - Pre-determined, contracted rates for specific origin and destination pairs
  - Transactional spot rates with capacity sourced on demand and subject to market conditions
  - Massive capacity and longstanding carrier relationships
- Combination of XPO Connect™ digital freight marketplace, Drive XPO™ carrier app and Freight Optimizer procurement engine differentiate XPO's digital freight marketplace
- Proprietary Dynamic Max Pay pricing algorithm procures transportation at rates consistently below market
- #1 provider of expedited solutions for urgent freight in North America

KEY METRICS

Industry size[1]	~$375 billion
2019 revenue[2]	$1.66 billion
Locations	23
Employees	~1,000
Carrier relationships	38,000
Accessible trucks	Over 1,000,000

SERVICE OFFERINGS

- Full truckload, domestic and cross-border
- Refrigerated
- Heavy haul
- Expedite
- High value, high security
- Specialized equipment

[1] Total truckload industry size, including brokerage component
[2] Includes truck brokerage and expedite, excluding intercompany eliminations

INVESTOR PRESENTATION FEBRUARY 2020

52

INVESTOR PRESENTATION FEBRUARY 2020 Demand for XPO solutions driven by expansion of transportation outsourcing 53 6% 7% 7% 7% 8% 9% 10% 10% 10% 11% 11% 12% 12% 13% 14% 14% 16% 17% 19% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 US TRUCK BROKERAGE INDUSTRY PENETRATION OF TOTAL FREIGHT INDUSTRY (%) Source: Armstrong and Associates; Industry research Freight brokers have consistently gained transportation market share across cycles

INVESTOR PRESENTATION FEBRUARY 2020 XPO’s brokerage value proposition is rooted in scale and disruptive technology 54 ▪ Cloud - based, digital XPO Connect™ platform allows shippers to access capacity, assign loads and track freight movements; carriers use personalized dashboards to post capacity and find income opportunities ▪ Powerful Freight Optimizer technology and comprehensive carrier rating engine underpin brokerage processes ▪ Proprietary algorithms, pricing tools and market analytics provide visibility into current market conditions for spot rate negotiations and capacity decisions ▪ Truck capacity information channeled from multiple sources ▪ Dynamic load optimization for transactional shipments ▪ Robust track and trace technology ▪ Integration of ERP systems, warehouse management systems and supply chain management ▪ Full truckload – Dry vans, refrigerated trucks, flatbeds (specialized and permitted), dropdecks and oversized ▪ Expedite – Cargo vans, sprinters, straight trucks, tractor - trailers and lift gates, with options for pallet jacks and inside deliveries ▪ Heavy haul – Drop - decks, double drops, oversized/overweight, permitted and specialized ▪ Expedite ground – urgent freight pick - up and delivery arranged through service center or by proprietary, web - based auction system ▪ Expedite air – air freight and air charter, with or without road transport in combination, door - to - door domestic and international capabilities ▪ Cross - border – shipping in and out of Mexico and Canada with point - discharge options and warehousing capabilities ▪ Specialized services – temperature - controlled equipment, thermal - mapped trailers and anti - theft devices ▪ Managed transportation – end - to - end transit management and visibility, supply chain data intelligence, and EDI/XML capabilities KEY CAPABILITIES OF SCALE KEY CAPABILITIES OF TECHNOLOGY

INVESTOR PRESENTATION FEBRUARY 2020 Proprietary technology drives efficiency, volume and margin expansion MODE AGNOSTIC – Shows shippers and carriers supply and demand in real time across truck, rail and ocean OPERATIONAL SYNERGIES – Provides full visibility of customer relationships to facilitate up - sell and cross - sell CAPACITY OPTIMIZATION – Connects with any TMS for seamless capacity management and cross - capacity integration ZERO - TOUCH AUTOMATION – Gives shippers a single access point to track, analyze, rate and buy transportation services online 55 CUSTOMERS CARRIERS DRIVE XPO™ APP CARRIER INTERFACE CARRIER MOBILE INTERFACE REAL - TIME TRACKING ENGINE CUSTOMER INTERFACE CUSTOMER MOBILE INTERFACE ROUTE OPTIMIZATION FREIGHT OPTIMIZATION CONNECT LM

XPOLogistics

Over 40,000 registered US truck carriers on XPO Connect™

Over 100,000 driver downloads of Drive XPO™ app helps propel industry adoption

- Single, digital solution for carriers to locate loads that match their capacity and routes
- Optimizes network capacity via proprietary freight matching for active and available drivers
- Increases service levels to customers by providing real-time location, arrival and departure information
- Provides options to "buy it now" for loads at the published price or place counteroffers
- Customized preferences trigger automatic allocation of loads based on freight size, type and geography.

COMPREHENSIVE FUNCTIONALITY

CAPACITY POSTING

Request loads for a specific lane and date and get notified when matching loads become available

FREIGHT MANAGEMENT

Access details about assigned loads, automatically track and clear stops, and submit paperwork to get paid faster

DRIVER ENGAGEMENT AND RECRUITMENT

Preview XPO's freight opportunities using the guest access feature and sign up to start booking

LOAD BOOKING

Search for available loads, place bids and immediately purchase loads to keep moving

Rapid adoption by carriers with traction increasing each month

INVESTOR PRESENTATION FEBRUARY 2020

56

INVESTOR PRESENTATION FEBRUARY 2020 57 Drive XPO ™ app fully mobilizes procurement process ▪ Carriers use Drive XPO TM self - service dashboard to access XPO Connect TM from their trucks ▪ Full - functioned transactional platform ▪ Intuitive tools for capacity posting, bidding, negotiation, load booking, tracking and electronic paperwork ▪ All - in - one tracking solution for drivers and carriers FREIGHT MANAGEMENT CARRIER SCORE AND REWARDS CAPACITY POSTING LOAD BOOKING

XPOLogistics

Third largest intermodal provider in North America

BUSINESS OVERVIEW

- 30-year relationships with railroads provide the long-haul portion of the shipment of containerized freight
- Provides container capacity, rail brokerage, local drayage, on-site operational services and door-to-door shipment management
- Near-shoring of manufacturing in Mexico creates strong cross-border tailwind

COMPETITIVE ADVANTAGES

US drayage leader	▪ National network of terminals; container service to and from all major ports and ramps; 2,400 owner-operators; access to 25,000+ additional drayage trucks
Rigorous oversight	▪ Shipments managed with high visibility ▪ Customized plans for long-haul freight unlock efficiencies ▪ Coordination with rail and drayage providers in US, Mexico and Canada
Rail Optimizer technology	▪ Proprietary platform has reduced costs by reducing empty miles and enhancing customer satisfaction through on-time performance

KEY METRICS

Industry size	~$43 billion
2019 revenue	$948 million
Locations	37 terminals
Employees	~400
Number of 53-ft. containers / chassis	~10,000 / 5,000
Drayage trucks under contract	Over 25,000

Source: SJ Consulting Group

INVESTOR PRESENTATION FEBRUARY 2020

58

INVESTOR PRESENTATION FEBRUARY 2020 Unique competitive advantages differentiate intermodal service offering 59 ▪ Proprietary intermodal management system tracks door - to - door movements of long - haul freight with GPS on containers ▪ Communicates constantly with railroads to proactively identify any delays ▪ Fosters driver communication during drayage legs ▪ Monitors whether containers are full or empty, doors are open or closed ▪ Keeps shippers informed through EDI integration and an online, self - service portal ▪ Decades of experience managing cross - border freight, with an extensive organization in both Mexico and US ▪ Longstanding relationships with the railroads, ramp operators and drayage drivers on both sides of the border ▪ Expedited, brokerage and global forwarding teams react quickly to help customers navigate accidental delays ▪ Coverage at every key ramp and port ▪ Intermodal rail ramp drayage, TWIC - compliant port drayage ▪ Ocean drayage management services RAIL OPTIMIZER TECHNOLOGY CROSS - BORDER MEXICO SERVICE SERVICE CAPABILITIES

XPO Logistics

#1 provider of last mile logistics for heavy goods in North America

BUSINESS OVERVIEW

- Fully integrated platform at scale, positioned within 125 miles of 90% of the US population
- National network of 85 hubs
- Consistently high customer satisfaction reinforced by proprietary technology developed exclusively for last mile
- One last mile tracking number and one tracking portal, providing customers with total visibility
- Point-of-sale appointment engine enables delivery and install scheduling at customer check-out
- Capacity management tools allow adjustments to available capacity, balancing route efficiency with customer availability
- High-quality, last mile leadership team with years of experience and deep industry relationships

KEY METRICS

Industry size	~$13 billion
2019 revenue	$873 million
Hub locations	85
Employees	~2,000
Carriers / trucks	~1,500 / ~3,600
Annual deliveries	Over 10 million

INVESTOR PRESENTATION FEBRUARY 2020

60

INVESTOR PRESENTATION FEBRUARY 2020 Growth in online orders of large items increases demand for XPO’s last mile service 61 132 136 159 187 218 250 287 331 380 439 508 582 660 743 828 915 1,006 2008A 2009A 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019E 2020E 2021E 2022E 2023E 2024E E - COMMERCE SALES FORECASTED TO CONTINUE TO INCREASE $ in billions Source: Wall Street research

INVESTOR PRESENTATION FEBRUARY 2020 Unmatched combination of scale, technology and last mile experience 62 ▪ Leading scale drives long - term relationships with best - in - class contract carriers ▪ Post - delivery feedback loops facilitate issue resolution and protect brand loyalty ▪ Flexible service options include standard delivery, threshold, room of choice, and white glove assembly and installation ▪ XPO is approximately 2x the size of nearest competitor, yet holds less than 8% US share ▪ Customers include big - box retailers that sell appliances, furniture, exercise equipment, large electronics and other heavy or bulky items ▪ Cohesive network led by last mile experts is the industry’s partner of choice for heavy goods ▪ All data regarding shipment visible in single proprietary platform ▪ Digital communication enhances the consumer experience, reduces not - at - home instances and captures signatures ▪ Poised to accelerate benefits from tens of millions of dollars invested in last mile technology since 2013, recently enhanced by integration with XPO Connect TM platform ▪ Ongoing shift toward consumers buying large items online ▪ Large investment in new, proprietary core last mile technology ▪ 89% of eligible orders now scheduled via email or automated call ▪ 30% reduction in calls per delivery driven by automation and improved customer satisfaction LARGE RUNWAY SATISFIED CONSUMERS PROPRIETARY TECH STRONG TAILWINDS

INVESTOR PRESENTATION FEBRUARY 2020 Managed transportation provides optimal capacity procurement 63 Leading integrated technology platform ▪ Integrated with XPO Connect™ ▪ Proprietary tracking and visibility tool ▪ Worry - free set - up and disaster recovery Onsite control tower ▪ Account management ▪ Carrier / supplier management ▪ Freight planning ▪ Business intelligence Business intelligence and actionable reporting ▪ Tech tools collect and decipher big data and turn it into actionable information for performance improvement Low - risk transition/ comprehensive integration ▪ Successful deployment of complex solutions for large customers ramped up in the past two years ▪ Top five global provider of managed transportation in an estimated $20 billion industry ▪ Services include freight handling, labor planning, facilitation of inbound and outbound shipments, cross - border customs management and documentation, claims processing and third - party logistics supplier management Control tower solutions ▪ Global network of control towers provides door - to - door visibility into order status and freight tracking Managed expedite ▪ Industry - leading expedite web technology automates procurement and tracking of time - critical freight ▪ Fulfillment averages 16 minutes from time of request Dedicated transportation ▪ Tailored fleet solutions help customers optimize routes and lower costs ▪ Detailed reports help customers gauge success and strategize for the future BUSINESS OVERVIEW SERVICE OFFERINGS COMPETITIVE ADVANTAGES

INVESTOR PRESENTATION FEBRUARY 2020 Freight forwarding network of local market experts has global reach 64 Strong technology capabilities Integration with XPO Connect™ enhances visibility and efficiency Centralized control Global reach for customers, with rigorous oversight of pickup, delivery and freight in transit Inter - company support Provides valuable support to other XPO operations serving multinational and cross - border customers COMPETITIVE ADVANTAGES ▪ Non - asset freight management solution for domestic, cross - border and international shipments ▪ Experienced team guides freight through customs points, providing local oversight at thousands of destinations in Asia, Europe and the UK ▪ Less than 1% share of $150 billion industry ▪ Opportunity to grow share through network of dedicated offices on four continents Cross - border services ▪ Any size, weight or mode, including out - of - gauge cargo ▪ Export and import services, domestic - to - foreign and foreign - to - foreign ▪ Large carrier network provides service to and from the US, Mexico and Canada ▪ More than 30 years’ experience in Mexico High - value - add services ▪ Customs clearances, customs filings, ISF filings and facilitation of bonds, duties and taxes ▪ Operates subsidiary as a non - vessel operating common carrier (NVOCC) ▪ Documentation management: letters of credit, sight drafts and certificates of origin ▪ Asset value protection coverage available Domestic services in North America ▪ Time - critical, time - sensitive, cost - sensitive and special handling ▪ Air charter, next - flight - out, deferred, ground expedite, truckload, LTL and intermodal ▪ Flexible options: next - day, two business days or three business days: morning or afternoon arrival BUSINESS OVERVIEW SERVICE OFFERINGS TO CUSTOMERS

INVESTOR PRESENTATION FEBRUARY 2020 Business overview: European transportation Truck brokerage Dedicated truckload Less - than - truckload Managed transportation Global forwarding Last mile

INVESTOR PRESENTATION FEBRUARY 2020 Leading positions in fast - growing sectors 66 Expansive platform with strong positions across Europe ▪ #1 transportation company by size across our primary geographical perimeter (UK, France, and Spain/Portugal/Morocco) ▪ Network of nearly 200 locations serving countries across Europe ▪ Mix of asset - based and non - asset over - the - road capacity optimized for each market Established, long - term relationships with limited customer concentration ▪ Preeminent customer base across a diverse range of industry verticals ▪ Over 50% of customers in Europe have used XPO for 10 years or more ▪ Customer base is diversified by geography, size, type and supply chain requirements Broad service offering and footprint position XPO to capture a growing share of customer spend ▪ Comprehensive, multimodal service offering capable of providing pan - European solutions ▪ Approximately half of top 100 customers use multiple XPO transportation services, with further opportunities to capture more share of wallet Technology infrastructure delivers high service levels across offerings ▪ Proprietary XPO Connect TM platform and Drive XPO TM app introduced in Europe in 2019, with roll - out continuing in 2020 ▪ Scalable Freight Optimizer platform leverages machine learning to match shippers’ freight with an established network of trucking carriers across Europe Multiple avenues to grow the core and expand into adjacent countries ▪ Expand account relationships by cross - selling services with the European transportation unit ▪ Consolidate the fast - growing last mile sector in operating regions ▪ Enter other key European regions, such as Germany and Eastern Europe Track record of strong financial performance and robust free cash flow generation ▪ Strong financial performance with a history of above - GDP growth ▪ Compelling future growth strategy across geographies and service offerings ▪ Robust free cash flow generation

XPO Logistics

Leading provider of truck brokerage and LTL transportation in Europe

COMPETITIVE ADVANTAGES

- Leading provider of truck brokerage in Europe
- Leading less-than-truckload (LTL) provider in the UK, France, Spain and Portugal, with daily service to 30 countries
- Dedicated truckload offering is a key differentiator in European markets
- Last mile presence in countries where fragmentation among regional providers represents a large growth opportunity
- Balanced non-asset and asset-based model, with one of Europe's largest ground transportation networks
- Strategic shift underway to rebalance the capacity mix toward non-asset brokerage, while optimizing one of the largest owned road fleets in Europe
- Green transport leader in Europe, with LNG fleet, electric last mile vehicles, mega-trucks and multimodal solutions
- Long track record of operational excellence with safety and driver training
- Substantial multinational capabilities, including deep knowledge of regulatory environments and cross-border requirements
- Global forwarding expertise valued by large customers

KEY METRICS

Industry size	~$460 billion[1]
2019 revenue	$2.9 billion
Locations	195
Employees	~15,000
Trucks	~7,500
European countries served	30

[1]Includes truckload and brokerage
Source: Bain

INVESTOR PRESENTATION FEBRUARY 2020 67

INVESTOR PRESENTATION FEBRUARY 2020 LARGEST MARKETS BY % OF 2019 EUROPEAN TRANSPORTATION REVENUE Business strategy tailored for key markets 68 FRANCE UNITED KINGDOM AND IRELAND SPAIN AND PORTUGAL 26% 17% 46% ▪ Uses blended model of XPO - owned trucks and contracted independent carriers for less - than - truckload ▪ Established last mile logistics offering for heavy goods ▪ Non - dedicated truckload business being phased out and replaced by truck brokerage, which is demonstrating strong growth ▪ XPO - owned trucks and employee drivers ▪ Established last mile business ▪ Overnight distribution service to auto dealer networks ▪ Rapid growth of dedicated truckload being driven by increasing business from large contracts ▪ Independent carrier contractors utilize XPO - branded equipment ▪ Established last mile as a subcontracted model ▪ LTL and brokerage model in strong deployment Note: Data as of FY 2019

XPOLogistics

Over 100 LTL locations serving countries across Europe

- Transportation capabilities from a single pallet to full truckloads
- ~60,000 pallets delivered daily over domestic networks
- ~9,800 pallets delivered daily over international networks
- Size and scale enable pan-European solutions for multinational customers


International Hub XPO
International Hub Partner
Platform XPO
Platform Partner
Norway
Sweden
Denmark
Ireland
United Kingdom
Netherlands
Poland
Belgium
Germany
Lux
Czech
Slovakia
Austria
France
Switzerland
Moldova
Croatia
Slovenia
Romania
Bosnia-Herz
Serbia
Montenegro
Bulgaria
Kosovo
Italy
Macedonia
Albania
Greece
Portugal
Spain
Tukey

INVESTOR PRESENTATION FEBRUARY 2020

69

INVESTOR PRESENTATION FEBRUARY 2020 Proprietary Freight Optimizer uses advanced analytics to optimize pricing strategy 70 ▪ Leverages machine learning to match shippers’ freight with an established network of trucking carriers ▪ Finds optimal capacity for each load by analyzing data from multiple sources, weighted by cost and performance ▪ Rapid load - to - carrier execution and tendering ▪ Uses predictive pricing algorithms that account for capacity and real - time market conditions ▪ Manages routing, carrier assignment and execution according to customer - specific business rules

INVESTOR PRESENTATION FEBRUARY 2020 Comprehensive plan to grow revenue and expand margin EXPAND EXISTING PLATFORM COLLABORATE ACROSS NETWORK CONTINUE TO BUILD TECHNOLOGY ADVANTAGE EXECUTE PRICING INITIATIVES ▪ Take advantage of fragmented industry to drive outsized growth ▪ Increase scale in last mile and brokerage businesses ▪ Grow share of wallet with key customers ▪ Continued investment in pan - European solutions for existing and new multinational customers ▪ Technology - enabled price discovery tools optimize margins and market share ▪ Rollout pricing excellence levers (using algorithms and data science) to European market and expand pricing indexation ▪ Improvement on accessorial and fuel surcharge recovery ▪ Ongoing rollouts of XPO Connect TM and Freight Optimizer continually improve efficiency and reduce costs ▪ Focus on cost controls to drive operating leverage and expand margins 71

INVESTOR PRESENTATION FEBRUARY 2020 Supplemental materials

INVESTOR PRESENTATION FEBRUARY 2020 XPO is widely recognized for performance and culture 73 ▪ Named one of the World’s Most Admired Companies by Fortune, 2018, 2019, 2020 ▪ Partnered with MIT as the first global logistics company to join the Industrial Liaison Program, 2019 ▪ Named a Disruptive Technology Leader on the FreightWaves Freight.Tech 25, 2019 ▪ Ranked in top 100 of America's Most Responsible Companies by Newsweek, 2019 ▪ Recognized by Ford Motor Company with World Excellence Award for expedite innovation, 2019 ▪ Named a Leader in the Magic Quadrant for 3PL Providers by Gartner, 2018, 2019 ▪ Named a Winning “W” Company by 2020 Women on Boards for gender diversity of the board of directors, 2019 ▪ Named one of Spain’s Best Companies to Work For by Forbes, 2019 ▪ Recognized by Dow Chemical Company with Gold Safety Excellence Award for drayage, 2019 ▪ Recognized by General Motors with Supplier of the Year Award for aftermarket distribution, 2019 ▪ Recognized by Raytheon Company with EPIC Supplier Excellence Award for on - time delivery, 2019 ▪ Named a Top 100 3PL by Inbound Logistics, 2014, 2015, 2016, 2017, 2018, 2019 ▪ Named to the Fortune Future 50 list of US companies best positioned for breakout growth, 2018 ▪ Ranked #7 of the Glassdoor Top 20 UK companies with the best leadership and culture, 2018 ▪ Recognized by Boeing Company with Performance Excellence Award, 2018 ▪ Ranked #67 of Largest US Employers by Fortune, 2018 ▪ CEO Jacobs ranked #10 on Barron's list of World's Best CEOs, 2018 ▪ Awarded Company of the Year for innovation by Assologistica (Italy), 2017, 2018 ▪ Named a top - performing US company on the Global 2000 by Forbes, 2017 ▪ Named one of America’s Best Employers by Forbes, 2017

INVESTOR PRESENTATION FEBRUARY 2020 Highlights of XPO’s sustainability culture 74 ▪ Launched a partnership with a leading healthcare network for women and families to offer supplemental health services from over 1,400 practitioners in 20 specialties through a virtual clinic ▪ Achieved a Recordable Incident Rate (RIR) of 1.176 in North American logistics operations, dramatically lower than the industry average of 5.000 ▪ Implemented five employee engagement surveys for hourly and salaried employees that generated 54,000 responses subsequently reviewed by management, with numerous suggestions adopted as action plans ▪ Introduced a tuition reimbursement benefit to provide up to $5,250 annually for employees pursuing continuing education ▪ Partnered with the Susan G. Komen Foundation, a leading non - profit breast cancer organization, to engage employees and encourage them to do routine testing ▪ Continued robust recruitment initiatives and received more than 64,000 online job applications per month through the XPO career site ▪ Hired 50 young people from the XPO Graduate Program in Europe, bringing the total number of graduates hired hired through the program to over 300 ▪ Participated in the 2019 International Pride celebration in New York City with a float piloted by an XPO driver IN 2019: XPO’s sustainability reports are available online at sustainability.xpo.com

INVESTOR PRESENTATION FEBRUARY 2020 Highlights of XPO’s sustainability culture (cont.) 75 ▪ US warehouse employees received an average annual wage increase of 8%, with over 30% receiving an increase of 10% or more ▪ XPO drivers worldwide travelled more than 1.4 billion accident - free miles ▪ XPO’s Road to Zero safety program reduced US distracted driving by 37% YOY through LTL in - truck technology and driver coaching ▪ 1.7 million training hours were invested in employee development worldwide ▪ 30% of all global hires were women IN 2018: ▪ Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as the primary caregiver ▪ Women receive up to 20 days of 100% paid prenatal leave for health and wellness ▪ “Automatic yes" pregnancy accommodations are granted on request: changes to work schedules, the timing or frequency of breaks, and assistance with certain tasks ▪ More extensive accommodations are easily arranged with input from a doctor ▪ XPO guarantees that a woman will continue to be paid her regular base wage rate, and will remain eligible for wage increases, while her pregnancy accommodations are in effect ▪ All program enhancements provided at no additional cost to employees XPO’S PREGNANCY CARE AND FAMILY BONDING BENEFITS ARE PROGRESSIVE IN ANY INDUSTRY

INVESTOR PRESENTATION FEBRUARY 2020 Strongly committed to sustainability in transportation and logistics 76 ▪ XPO begins 2020 collaborative research and development project with General State Administration of Spain to capture data about environmental and safety performance of duo - trailer vehicles ▪ Renews three - year commitment to the CO 2 Charter in France, extending 10 - year commitment to sustainability ▪ Awarded the label “Objectif CO 2 ” for outstanding environmental performance of transport operations by the French Ministry of the Environment and the French Environment and Energy Agency ▪ Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018, 2019 ▪ Large investments in fuel - efficient Freightliner Cascadia tractors in North America (EPA 2013 - compliant and GHG14 - compliant SCR technology); and 100 Stralis Natural Power Euro VI tractors in Europe, which combine liquified and compressed natural gas (LNG/CNG) to reduce NOx emissions below the Euro VI standard ▪ One of the most modern fleets in Europe: 98% compliant with Euro V, EEV and Euro VI standards, with an average truck age of approximately three years in 2018 ▪ Government - approved mega - trucks in Spain can reduce CO 2 emissions up to 20% ▪ Drivers train in responsible eco - driving and fuel usage reduction techniques ▪ North American LTL locations implementing phased upgrades to LED lighting ▪ Experimenting with diesel alternatives such as diesel - electric hybrids; piloting zero - emission electric vans in Europe for last mile service CarbonNET, our proprietary, cloud - based calculator, helps our operations document emission sources, activity data and CO 2 calculations TRANSPORTATION

INVESTOR PRESENTATION FEBRUARY 2020 Strongly committed to sustainability in transportation and logistics (cont.) 77 ▪ By the end of 2020, nearly 75% of XPO’s total space in Europe will operate LED lighting systems ▪ XPO’s warehouse of the future for Nestlé in the UK will begin operating in 2020, equipped with environmentally friendly ammonia refrigeration systems, LED lighting, air - source heat pumps for administration areas and rainwater harvesting ▪ Numerous XPO facilities are ISO14001 - certified to high standards for environmental management ▪ Waste mitigation measures, such as electronic waybills and documentation, are instilled in daily operations to reduce paper and other waste products ▪ Energy efficiency evaluations are performed prior to selecting warehouses to lease, and energy efficient equipment is purchased when feasible ▪ 79% of material handling devices used in our logistics sites operate on battery power instead of fuel ▪ Millions of electronic components and batteries are recycled annually as a byproduct of reverse logistics operations ▪ Packaging engineers ensure that the optimal carton size is used for each product slated for distribution ▪ Recycled packaging is purchased when feasible ▪ Reusable kitting tools are utilized for the installation of parts in customer operations, manufactured by XPO We operate our business with high regard for the environment and our stakeholders LOGISTICS

XPOLogistics

Business glossary

- **Contract Logistics:** An asset-light, technology-enabled business characterized by long-term contractual relationships with high renewal rates, low cyclicality and a high-value-add component that minimizes commoditization. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO services include highly engineered solutions, e-fulfillment, reverse logistics, packaging, factory support, aftermarket support, warehousing and distribution for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage, and cold chain. Reverse logistics, also known as returns management, refers to processes associated with managing the flow of returned goods back through contract logistics facilities: for example, unwanted e-commerce purchases, food transport equipment or defective goods. Reverse logistics services can include cleaning, inspection, refurbishment, restocking, warranty processing and other lifecycle services.
- **Expedite:** A non-asset business that facilitates time-critical, high-value or high-security shipments, usually on very short notice. Revenue is either contractual or transactional, primarily driven by unforeseen supply chain disruptions or just-in-time inventory demand for raw materials, parts or goods. XPO provides three types of expedite service: ground transportation via a network of independent contract carriers; air charter transportation facilitated by proprietary, a web-based technology that solicits bids and assigns loads to aircraft; and a transportation management system (TMS) network that is the largest web-based expedite management system in North America.
- **Freight Brokerage:** A variable cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology, typically referred to as a TMS (transportation management system). Freight brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. In North America, XPO has a non-asset freight brokerage business, with a network of 38,000 independent carriers. In Europe, XPO generates over €1 billion in freight brokerage revenue annually, with capacity provided by an asset-light mix of owned fleet and independent carriers.
- **Global Forwarding:** A non-asset business that facilitates freight shipments by ground, air and ocean. Shipments may have origins and destinations within North America, to or from North America, or between foreign locations. Services are provided through a network of market experts who provide local oversight in thousands of key trade areas worldwide. XPO's global forwarding service can arrange shipments with no restrictions as to size, weight or mode, and is OTI and NVOCC licensed.

INVESTOR PRESENTATION FEBRUARY 2020 78

XPO Logistics

Business glossary (cont.)

- **Intermodal:** An asset-light business that facilitates the movement of long-haul, containerized freight by rail, often with a drayage (trucking) component at either end. Intermodal is a variable cost business, with revenue generated by a mix of contractual and spot market transactions. Net revenue equates to the spread between the price to the shipper and the cost of purchasing rail and truck transportation. Two factors are driving growth in intermodal in North America: rail transportation is less expensive and more fuel efficient per mile than long-haul trucking, and rail is a key mode of transportation in and out of Mexico, where the manufacturing base is booming due to a trend toward near-shoring.
- **Last Mile:** An asset-light business that facilitates the delivery of goods to their final destination, most often to consumer households. XPO specializes in two areas of last mile service: arranging the delivery and installation of heavy goods such as appliances, furniture and electronics, often with a white glove component; and providing logistics solutions to retailers and distributors to support their e-commerce supply chains and omnichannel distribution strategies. Capacity is sourced from a network of independent contract carriers and technicians.
- **Less-Than-Truckload (LTL):** The transportation of a quantity of freight that is larger than a parcel, but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (which is generally determined by its cube/weight ratio and the description of the product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks.
- **Managed Transportation:** A service provided to shippers who want to outsource some or all of their transportation modes, together with associated activities. This can include freight handling such as consolidation and deconsolidation, labor planning, inbound and outbound shipment facilitation, documentation and customs management, claims processing, and 3PL supplier management, among other things.
- **Truckload:** The ground transportation of cargo provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. Cargo typically remains on a single vehicle from the point of origin to the destination and is not handled en route. See Freight Brokerage on the prior page for additional details.

INVESTOR PRESENTATION FEBRUARY 2020

79

XPOLogistics

Business glossary (cont.)

- **XPO Connect™:** XPO's fully automated, self-learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect™ gives customers comprehensive visibility across multiple transportation modes in real time, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Shippers can assign loads to carriers and track the freight through one, secure login. Carriers use the Drive XPO™ app from the road to interact with shippers and with XPO. The app also serves as a geo-locator and supports voice-to-text communications. XPO has deployed XPO Connect™ in North America and Europe for truckload freight, with additional capabilities for last mile customers and independent contractors engaged in the home delivery of heavy goods.
- **XPO Direct™:** XPO's national, shared-space distribution network gives retail, e-commerce, omnichannel and manufacturing customers new ways to distribute their goods. XPO Direct™ warehouses serve as stockholding sites and cross-docks that can be utilized by multiple customers at the same time. Transportation needs are supported by XPO's brokered, contracted and owned capacity. B2C and B2B customers essentially rent XPO's capacity for contract logistics, last mile, LTL, labor, technology, transportation and storage. They can position inventories fluidly across markets without the capital investment of adding distribution centers, while XPO uses its existing assets and supplier relationships as growth levers. The XPO Direct™ network encompasses over 90 facilities in North America.
- **XPO Smart™:** XPO's technology suite of optimization tools improve labor productivity, intelligent warehouse management and demand forecasting in the company's logistics and transportation operations. XPO Smart labor productivity tools interface with the company's proprietary warehouse management system to forecast optimal staffing levels day-by-day and shift-by-shift. In addition, the warehouse management system facilitates the integration of robotics and other advanced automation, enabling XPO to start up customer logistics projects or expand existing implementations with a high degree of efficiency. The integrated technology provides an intelligent, single solution that combines key supply chain applications, including unified order management and intuitive dashboard tools that analyze trends and guide decision-making.

INVESTOR PRESENTATION FEBRUARY 2020 80

INVESTOR PRESENTATION FEBRUARY 2020 Financial reconciliations 81 The following table reconciles XPO’s net income attributable to common shareholders for the periods ended December 31, 2019 and 2018 to EBITDA and adjusted EBITDA for the same periods. Notes: The sum of quarterly net income attributable to common shareholders and distributed and undistributed net income may n ot equal year - to - date amounts due to the impact of the two - class method of calculating earnings per share Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe Refer to the “Non - GAAP Financial Measures” section on page 2 of this document Change % Change % Net income attributable to common shareholders $ 122 $ 138 $ (16) -11.6% $ 165 $ 205 $ (40) -19.5% Distributed and undistributed net income 13 11 2 18.2% 17 17 - 0.0% Net income attributable to noncontrolling interests 10 10 - 0.0% 15 16 (1) -6.3% Net income 145 159 (14) -8.8% 197 238 (41) -17.2% Debt extinguishment loss - - - 0.0% 5 10 (5) -50.0% Interest expense 72 55 17 30.9% 143 114 29 25.4% Income tax provision 46 54 (8) -14.8% 65 54 11 20.4% Depreciation and amortization expense 180 177 3 1.7% 360 348 12 3.4% Unrealized loss (gain) on foreign currency option and forward contracts 7 (16) 23 -143.8% 9 (12) 21 -175.0% EBITDA $ 450 $ 429 $ 21 4.9% $ 779 $ 752 $ 27 3.6% Transaction, integration and rebranding costs 1 8 (7) -87.5% 2 15 (13) -86.7% Restructuring costs 4 - 4 100.0% 17 - 17 100.0% Adjusted EBITDA $ 455 $ 437 $ 18 4.1% $ 798 $ 767 $ 31 4.0% Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Consolidated Reconciliation of Net Income to Adjusted EBITDA (Unaudited) (In millions) Three Months Ended June 30, Six Months Ended June 30, 2019 2018 $ Variance 2019 2018 $ Variance Change % Change % Net income attributable to common shareholders $ 96 $ 84 $ 12 14.3% $ 379 $ 390 $ (11) -2.8% Distributed and undistributed net income 11 7 4 57.1% 40 32 8 25.0% Net income attributable to noncontrolling interests - - - 0.0% 21 22 (1) -4.5% Net income 107 91 16 17.6% 440 444 (4) -0.9% Debt extinguishment loss - - - 0.0% 5 27 (22) -81.5% Interest expense 74 52 22 42.3% 292 217 75 34.6% Income tax provision 30 27 3 11.1% 129 122 7 5.7% Depreciation and amortization expense 193 188 5 2.7% 739 716 23 3.2% Unrealized loss (gain) on foreign currency option and forward contracts 4 (7) 11 -157.1% 9 (20) 29 -145.0% EBITDA $ 408 $ 351 $ 57 16.2% $ 1,614 $ 1,506 $ 108 7.2% Transaction, integration and rebranding costs 3 8 (5) -62.5% 5 33 (28) -84.8% Restructuring costs 21 19 2 10.5% 49 21 28 133.3% Litigation costs - 26 (26) -100.0% - 26 (26) -100.0% Gain on sale of equity investment - (24) 24 -100.0% - (24) 24 -100.0% Adjusted EBITDA $ 432 $ 380 $ 52 13.7% $ 1,668 $ 1,562 $ 106 6.8% Revenue $ 4,136 $ 4,389 $ (253) -5.8% $ 16,648 $ 17,279 $ (631) -3.7% Adjusted EBITDA margin (1) 10.4% 8.7% 10.0% 9.0% (1) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue. $ Variance Three Months Ended December 31, Years Ended December 31, 2019 2018 $ Variance 2019 2018

INVESTOR PRESENTATION FEBRUARY 2020 Financial reconciliations (cont.) 82 Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Consolidated Reconciliation of GAAP Net Income and Net Income Per Share to Adjusted Net Income and Adjusted Net Income Per Share (Unaudited) (In millions, except per share data) The table reconciles XPO’s net income attributable to common shareholders for the periods ended December 31, 2019 and 2018 to adjusted net income attributable to common shareholders for the same periods. GAAP net income attributable to common shareholders $ 96 $ 84 $ 379 $ 390 Debt extinguishment loss - - 5 27 Unrealized loss (gain) on foreign currency option and forward contracts 4 (7) 9 (20) Impairment of customer relationship intangibles - - 6 - Transaction, integration and rebranding costs 3 8 5 33 Restructuring costs 21 19 49 21 Litigation costs - 26 - 26 Gain on sale of equity investment - (24) - (24) Income tax associated with the adjustments above (6) (6) (18) (15) Impact of noncontrolling interests on above adjustments (1) (1) (2) (2) Allocation of undistributed earnings (2) (1) (5) (4) Adjusted net income attributable to common shareholders $ 115 $ 98 $ 428 $ 432 Adjusted basic earnings per share $ 1.25 $ 0.78 $ 4.46 $ 3.51 Adjusted diluted earnings per share $ 1.12 $ 0.72 $ 4.03 $ 3.19 Weighted-average common shares outstanding Basic weighted-average common shares outstanding 92 126 96 123 Diluted weighted-average common shares outstanding 103 137 106 135 Three Months Ended Years Ended 2019 2018 2019 2018 December 31, December 31,

INVESTOR PRESENTATION FEBRUARY 2020 Financial reconciliations (cont.) 83 Notes: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 18 Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net cash provided by operating activities for the three months ended December 31, 2019 and 2018, and the years ended December 31, 2019, 2018, 2017, 2016 and 2015, to free cash flow for the same periods. Net cash provided by operating activities $ 349 $ 566 $ 791 $ 1,102 $ 785 $ 622 $ 91 Cash collected on deferred purchase price receivable - - 186 - - - - Adjusted net cash provided by operating activities 349 566 977 1,102 785 622 91 Payment for purchases of property and equipment (188) (138) (601) (551) (504) (483) (249) Proceeds from sales of property and equipment 60 51 252 143 118 69 60 Free Cash Flow $ 221 $ 479 $ 628 $ 694 $ 399 $ 208 $ (98) 2018 Reconciliation of Non-GAAP Measures 2015 2019 2017 2016 XPO Logistics, Inc. Reconciliation of Cash Flows From Operating Activities to Free Cash Flow (Unaudited) (In millions) 2019 Three Months Ended December 31, Years Ended December 31, 2018

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's revenue attributable to its North American less-than-truckload business for the three months and years ended December 31, 2019 and 2018 to adjusted operating income and adjusted operating ratio for the same periods.

XPO Logistics North American Less-Than-Truckload
Adjusted Operating Ratio
(Unaudited)
(In millions)

	Three Months Ended December 31,				Years Ended December 31,			
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Revenue (excluding fuel surcharge revenue)	$ 777	$ 791	$ (14)	-1.8%	$ 3,259	$ 3,230	$ 29	0.9%
Fuel surcharge revenue	128	138	(10)	-7.2%	532	552	(20)	-3.6%
Revenue	905	929	(24)	-2.6%	3,791	3,782	9	0.2%
Salaries, wages and employee benefits	436	442	(6)	-1.4%	1,786	1,754	32	1.8%
Purchased transportation	92	100	(8)	-8.0%	397	400	(3)	-0.8%
Fuel and fuel-related taxes	59	75	(16)	-21.3%	264	293	(29)	-9.9%
Other operating expenses	78	113	(35)	-31.0%	363	476	(113)	-23.7%
Depreciation and amortization	58	60	(2)	-3.3%	227	243	(16)	-6.6%
Maintenance	22	25	(3)	-12.0%	102	102	-	0.0%
Rents and leases	13	11	2	18.2%	49	44	5	11.4%
Purchased labor	1	3	(2)	-66.7%	6	12	(6)	-50.0%
Operating income	146	100	46	46.0%	597	458	139	30.3%
Operating ratio [1]	83.9%	89.2%			84.3%	87.9%		
Restructuring costs	-	3	(3)	-100.0%	3	3	-	0.0%
Amortization expense	9	8	1	12.5%	34	33	1	3.0%
Other income [2]	5	7	(2)	-28.6%	22	29	(7)	-24.1%
Adjusted operating income	$ 160	$ 118	$ 42	35.6%	$ 656	$ 523	$ 133	25.4%
Adjusted operating ratio [3][4]	82.3%	87.3%			82.7%	86.2%		

[1] Operating ratio is calculated as (1 - (Operating income divided by Revenue)).
[2] Other income primarily consists of pension income and is included in Other expense (income) on the Consolidated Statement of Income.
[3] Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)).
[4] Less-Than-Truckload adjusted operating ratio improved year-over-year by 500 basis points for the three months and 350 basis points for the year ended December 31, 2019, with sales of real estate accounting for 350 basis points and 230 basis points, respectively.

Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2020

84

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's net income (loss) attributable to common shareholders for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 to EBITDA, adjusted EBITDA, and adjusted EBITDA excluding the North American truckload business divested in 2016.

Reconciliation of Non-GAAP Measures
XPO Logistics, Inc.
Consolidated Reconciliation of Net Income (Loss) to Adjusted EBITDA excluding Truckload
(Unaudited)
(In millions)

	Years Ended December 31,				
	2019	2018	2017	2016	2015
Net income (loss) attributable to common shareholders	$ 379	$ 390	$ 312	$ 63	$ (246)
Preferred stock beneficial conversion charge	-	-	-	-	52
Distributed and undistributed net income	40	32	28	6	3
Net income (loss) attributable to noncontrolling interests	21	22	20	16	(1)
Net income (loss)	440	444	360	85	(192)
Debt commitment fees	-	-	-	-	20
Debt extinguishment loss	5	27	36	70	-
Other interest expense	292	217	284	361	187
Loss on conversion of convertible senior notes	-	-	1	-	10
Income tax provision (benefit)	129	122	(99)	22	(91)
Accelerated amortization of trade names	-	-	-	-	2
Depreciation and amortization expense	739	716	658	643	363
Unrealized loss (gain) on foreign currency option and forward contracts	9	(20)	49	(36)	3
EBITDA	$ 1,614	$ 1,506	$ 1,289	$ 1,145	$ 302
Transaction, integration and rebranding costs	5	33	78	103	201
Restructuring costs	49	21	-	-	-
Litigation costs	-	26	-	-	-
Gain on sale of equity investment	-	(24)	-	-	-
Gain on sale of intermodal equipment	-	-	-	-	(10)
Adjusted EBITDA	$ 1,668	$ 1,562	$ 1,367	$ 1,248	$ 493
Adjusted EBITDA divested NA Truckload business	-	-	-	80	19
Adjusted EBITDA excluding Truckload	$ 1,668	$ 1,562	$ 1,367	$ 1,168	$ 474

Notes: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION FEBRUARY 2020

85

INVESTOR PRESENTATION FEBRUARY 2020 Financial reconciliations (cont.) 86 Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document Reconciliation of Non-GAAP Measures XPO Logistics, Inc. Reconciliation of GAAP Revenue to Organic Revenue (Unaudited) (In millions) The following table reconciles XPO’s GAAP revenue to organic revenue and organic revenue growth for the three months and years ended December 31, 2019 and 2018 for the consolidated company. Revenue $ 4,136 $ 4,389 $ 16,648 $ 17,279 Fuel (430) (464) (1,704) (1,788) Direct postal injection revenue - (84) (40) (253) Foreign exchange rates 33 - 344 - Organic Revenue $ 3,738 $ 3,841 $ 15,248 $ 15,238 Organic Revenue Growth (1) -2.7% 0.1% (1) Organic revenue growth is calculated as the relative change in year-over-year organic revenue, expressed as a percentage of 2018 organic revenue. 2019 2018 Consolidated Years Ended December 31, 2019 2018 Three Months Ended December 31,